Irst

BFC Financial Corporation Reports Financial Results

For the Third Quarter, 2016

FORT LAUDERDALE, Florida – November 9, 2016 -- BFC Financial Corporation ("BFC" or the "Company") (OTCQB: BFCF; BFCFB) reported financial results for the three month period ended September 30, 2016.

BFC Selected Financial Data (Consolidated)

Third Quarter 2016 Compared to Third Quarter 2015:

•	Total consolidated revenues of $208.2 million vs. $199.3 million
•	Net income attributable to BFC of $17.8 million vs. $16.4 million
•	Diluted earnings per share of $0.21 vs. $0.19
•	“Free cash flow” (cash flow from operating activities less capital expenditures) was $13.7 million compared to a negative $21.6 million outflow

As of September 30, 2016, BFC had total consolidated assets of $1.4 billion, shareholders' equity attributable to BFC of $400.6 million, and total consolidated equity of $508.7 million.  At  September 30, 2016, BFC’s book value per share was $4.70 compared to $4.18 at September 30, 2015.

Jarett S. Levan, Acting Chairman and Chief Executive Officer of BFC Financial, commented, “This release discusses our overall results, corporate structure, operating platforms and strategy. However, we believe it is important to also highlight our culture and philosophy:

“First, our culture is entrepreneurial. Our objective is to make portfolio investments based on the fundamentals: quality real estate, the right operating companies and partnering with good people.

“Second, our goal is to increase value over time as opposed to focusing on quarterly or annual earnings. Since we expect our investments to be longer term, we anticipate and are willing to accept that our earnings are likely to be uneven. While capital markets generally encourage short term results, BFC’s objective continues to be long term growth as measured by increases in book value per share over time.

“In all, we believe this reflects the overall philosophy at BFC Financial, BBX Capital and Bluegreen, and how we are approaching our business.

“As previously announced in July 2016, BFC and BBX Capital Corporation (“BBX Capital” or “BBX”) (NYSE: BBX) entered into a definitive merger agreement between the companies. As discussed in more detail below, BFC has held a meaningful stake in BBX since 1987, and if the proposed merger is consummated, BBX will become a wholly-owned subsidiary of BFC. The proposed merger of BFC and BBX is anticipated to simplify our corporate structure and intended to consolidate and streamline the combined companies,”  Levan concluded.

Under the terms of the merger agreement, which was unanimously approved by a special committee comprised of BBX’s independent directors as well as the boards of directors of both companies, BBX’s shareholders other than BFC will be entitled to receive, at their election, 5.4 shares of BFC’s Class A Common Stock or $20.00 in cash for each share of BBX’s Class A Common Stock held by them. BBX Capital’s shareholders will have the right to elect to make different elections with respect to different shares held by them so they may elect to receive all cash, all stock, or a combination of cash and stock in exchange for their shares.

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The results of operations and financial condition of the companies in which BFC holds a controlling financial interest, including BBX Capital Corporation and Woodbridge Holdings, LLC (“Woodbridge”), the parent company of Bluegreen, are consolidated in BFC’s financial statements. BFC currently holds an approximate 82% ownership interest in BBX Capital. Woodbridge is owned 54% by BFC and 46% by BBX Capital. Woodbridge’s principal asset is its 100% ownership interest in Bluegreen.

The following selected information relates to the operating activities of Bluegreen and BBX Capital. See the supplemental tables below for the consolidating statements of operations for the three and nine month periods ended September 30, 2016 and 2015.

Bluegreen Corporation

Bluegreen is a sales, marketing, and management company focused on the vacation ownership industry. Bluegreen markets, sells and manages vacation ownership interests (“VOIs”) in resorts, which are generally located in popular, high-volume, “drive-to” vacation destinations. The resorts in which Bluegreen markets, sells or manages VOIs were either developed or acquired by Bluegreen, or were developed and are owned by third parties. Bluegreen earns fees for providing sales and marketing services to these third party developers. Bluegreen also earns fees by providing management services to the Bluegreen Vacation Club and property owners associations (“POAs”), mortgage servicing, VOI title services, reservation services, and construction design and development services. In addition, Bluegreen provides financing to individual purchasers of VOIs.

During the three month period ended September 30, 2016, Bluegreen paid cash dividends of $20.0 million to Woodbridge, Bluegreen’s parent company, and Woodbridge in turn paid $10.3 million of cash dividends to BFC and $8.8 million of cash dividends to BBX Capital. During the nine month period ended September 30, 2016, Bluegreen paid cash dividends of $45.0 million to Woodbridge, and Woodbridge in turn paid $22.9 million of cash dividends to BFC and $19.5 million of cash dividends to BBX Capital.

Bluegreen Selected Financial Data

Third Quarter 2016 Compared to Third Quarter 2015:

•

System-wide sales of VOIs, net of equity trade allowances (2),  were $172.7 million vs. $162.0 million. Included in system-wide sales are sales of VOIs made under Bluegreen's "capital-light" business strategy(1), which were $144.6 million vs. $115.6 million, gross of equity trade allowances(2):

o	Sale of third party VOIs – commission basis were $88.1 million vs. $70.4 million and generated sales and marketing commissions of $59.4 million vs. $51.0 million
o	Secondary market sales of VOIs were $45.4 million vs. $42.0 million
o	Just-in-time sales of VOIs were $11.1 million vs. $3.1 million
•	Average sales price per transaction was $13,679 vs. $13,267
•	Sales volume per guest was $2,196 vs. $2,386
•	Tours increased 15%
•	Other fee-based services revenue was $26.8 million vs. $24.8 million
•	Net income attributable to Bluegreen was $22.6 million vs. $23.3 million.
•	EBITDA was $43.2 million vs. $45.6 million (3)
•	“Free cash flow” (cash flow from operating activities less capital expenditures) was $18.6 million compared to $32.7 million during the same period in 2015

(1)

Bluegreen’s sales of VOIs under its “capital-light” business strategy include sales of VOIs under fee-based sales and marketing arrangements, just-in-time inventory acquisition arrangements, and secondary market arrangements. Under “just-in-time” arrangements, Bluegreen enters into agreements with third party developers that allow Bluegreen to buy VOI inventory from time to time in close proximity to the timing of when Bluegreen intends to sell such VOIs. Bluegreen also acquires VOI inventory from resorts’ POA and other third parties close to the time Bluegreen intends to sell such VOIs. Such VOIs are typically obtained by the POAs through foreclosure in connection with maintenance fee defaults, and are generally acquired by Bluegreen at a significant discount. Bluegreen refers to sales of inventory acquired through these arrangements as “Secondary Market Sales.”

(2)	Equity trade allowances are amounts granted to customers upon trading in their existing VOIs in connection with the purchase of additional VOIs.
(3)	See the supplemental tables included in this release for a reconciliation of EBITDA to net income.

Bluegreen Summary for the Three Months Ended September 30, 2016

System-wide sales of VOIs were $172.7 million during the three months ended September 30, 2016,  compared to $162.0 million during the three months ended September 30, 2015.  The growth in system-wide sales during the three months ended September 30, 2016 is primarily attributable to an increase of 15% in the number of total prospect tours, which included an increase of 20% in the number of new prospect tours, and an increase of 3% in the average sales price per transaction. These increases were partially offset by a decrease of 11% in the sale to tour conversion ratio for total prospects and a decrease of 10% in the sale to tour conversion ratio for new prospects.

Fee-Based Sales commission revenue was $59.4 million during the three months ended September 30, 2016, compared to $51.0 million during the three months ended September 30, 2015. The increase in the sales of third-party developer inventory during the 2016 period was due primarily to the factors described above related to the increase in system-wide sales of VOIs.  However, Bluegreen earned an average sales and marketing commission of 67% during the three months ended September 30, 2016, compared to 72% during the three months ended September 30, 2015. The decrease in the average sales and marketing commissions in the 2016 period primarily related to an incentive commission of $1.1 million recorded in 2015 related to the achievement of certain sales thresholds pursuant to the terms and conditions of the applicable contractual arrangement.

Other fee-based services revenue increased 8% to $26.8 million for the three months ended September 30, 2016.  Fee-based management services revenues increased during the 2016 period compared to the 2015 period primarily as a result of increases in the number of managed resorts and the cumulative increase in the number of owners in the Bluegreen Vacation Club.

Selling and marketing expenses were $90.6 million during the three months ended September 30, 2016 compared to $81.6 million during the three months ended September 30, 2015. As a percentage of system-wide sales of VOIs, selling and marketing expenses increased to 52% during the three months ended September 30, 2016, compared to 50% during the three months ended September 30, 2015. Selling and marketing expenses vary as a percentage of sales from period to period based in part by the relative proportion of marketing methods utilized during such periods, most notably the percentage of sales to Bluegreen’s existing owners, which has a relatively lower cost compared to other methods. Further, the increase in the 2016 period was driven by less favorable sale to tour conversion ratios and higher percentage of front line sales compared to the 2015 period, partially offset by higher average sales price per transaction.

Net interest spread was $14.3 million during the three months ended September 30, 2016, compared to $13.8 million during the three months ended September 30, 2015.  The net increase in net interest spread during the 2016 period reflects the lower costs of borrowings and increase in the size of Bluegreen’s VOI notes receivable portfolio.

BBX Capital Corporation

BBX Capital is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as investments in and management of middle market operating businesses, in each case directly or indirectly through subsidiaries or joint ventures.

BBX Selected Financial Data

Third Quarter 2016 Compared to Third Quarter 2015:

•	Total consolidated revenues of $29.7 million vs. $25.5 million
•	Net income attributable to BBX Capital of $21.7 million vs. $3.1 million
•	Equity in earnings of Woodbridge Holdings, LLC of $10.3 million in both periods

•	Equity in earnings of unconsolidated real estate joint ventures of $4.5 million vs. loss of ($0.2) million

As of September 30, 2016, BBX Capital had total consolidated assets of $407.2 million, shareholders' equity attributable to BBX Capital of $356.1 million, and total consolidated equity of $358.0 million. At September 30, 2016,  BBX Capital’s book value per share was $21.43 vs. $19.49 at September 30, 2015.

For more detailed information regarding BBX Capital and its financial results, business, operations and risks, please see BBX Capital’s financial results press release for the quarter ended September 30, 2016, BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, and BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2015, which are available to view on the SEC's website, www.sec.gov,  and on BBX Capital’s website, www.BBXCapital.com.

_________

For more complete and detailed information regarding BFC and its financial results, business, operations and risks, and Bluegreen Corporation, please see BFC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016,  and BFC’s Annual Report on Form 10-K for the year ended December 31, 2015, which are available on the SEC's website, www.sec.gov, and on BFC’s website, www.BFCFinancial.com.

______________________________

About BFC Financial Corporation:

BFC (OTCQB: BFCF; BFCFB) is a holding company whose principal holdings include an 82% ownership interest in BBX Capital Corporation (NYSE: BBX) and its indirect ownership interest in Bluegreen Corporation. BFC owns a 54% equity interest in Woodbridge, the parent company of Bluegreen. BBX Capital owns the remaining 46% equity interest in Woodbridge. As of September 30, 2016, BFC had total consolidated assets of $1.4 billion, shareholders' equity attributable to BFC of $400.6 million, and total consolidated equity of $508.7 million. BFC’s book value per share at September 30, 2016 was $4.70

About Bluegreen Corporation:

Founded in 1966 and headquartered in Boca Raton, FL, Bluegreen is a sales, marketing and resort management company, focused on the vacation ownership industry and pursuing a capital-light business strategy. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 200,000 owners, 66 owned or managed resorts, and access to more than 4,500 resorts worldwide. Bluegreen also offers a portfolio of comprehensive, turnkey, fee-based services, including resort management services, financial services, and sales and marketing services, to or on behalf of third parties.

About BBX Capital Corporation:

BBX Capital (NYSE: BBX) is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses. In addition,

BBX Capital and its controlling shareholder, BFC Financial Corporation, have a 46% and 54% respective ownership interest in Bluegreen Corporation. As a result of their ownership interests, BBX Capital and BFC together own 100% of Bluegreen. As of September 30, 2016, BBX Capital had total consolidated assets of $407.2 million, shareholders' equity attributable to BBX Capital of $356.1 million, and total consolidated equity of $358.0 million. BBX Capital’s book value per share at September 30, 2016 was $21.43.

For further information, please visit our family of companies:

BFC Financial Corporation: www.BFCFinancial.com

Bluegreen Corporation: www.BluegreenVacations.com

BBX Capital: www.BBXCapital.com

BFC Financial Contact Info:

Investor Relations: Leo Hinkley, Managing Director, 954-940-4994

Email: LHinkley@BFCFinancial.com

Media Contact: Kip Hunter Marketing, 954-765-1329

Aimee Adler/ Jodi Goldstein

Email: aimee@kiphuntermarketing.com,  jodi@kiphuntermarketing.com

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Additional Information and Where to Find it:

BFC will file with the SEC a Registration Statement on Form S-4 that will include a prospectus of BFC and a proxy statement of BBX Capital relating to the proposed merger between the companies discussed in this press release. The proxy statement/prospectus will be sent to the shareholders of BBX. Investors and shareholders will be able to obtain a copy of the proxy statement/prospectus and other documents filed with the SEC containing information about BFC and BBX Capital free-of-charge from the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by BFC will be made available free-of-charge on BFC’s website at www.bfcfinancial.com,  under the “Investor Relations” tab, or by written request to BFC Financial Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Investor Relations, or by phone at 954-940-4900. Copies of documents filed with the SEC by BBX Capital will be made available free-of-charge on BBX Capital’s website at www.bbxcapital.com,  under the “Investor Relations” tab, or by written request to BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Investor Relations, or by phone at 954-940-4000. Investors and shareholders are advised to read the proxy statement/prospectus when it is available because it will contain important information.

BFC, BBX and certain of their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from BBX’s shareholders in connection with the proposed merger. Information about the directors and executive officers of BFC is set forth in BFC’s Proxy Statement on Schedule 14A for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 28, 2016. Information about the directors and executive officers of BBX Capital is set forth in BBX Capital’s Proxy Statement on

Schedule 14A for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 25, 2016. These documents can be obtained free-of-charge from the sources indicated above. Information concerning the interests of the persons who may be considered “participants” in the solicitation will be set forth in the proxy statement/prospectus relating to the merger when it becomes available.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in any jurisdiction where such an offer or solicitation is unlawful. Any such offer will be made only by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

# # #

This press release contains forward-looking statements based largely on current expectations of BFC or its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on current expectations and are subject to a number of risks and uncertainties which include the impact of economic, competitive and other factors affecting the Company and its investments and assets, and are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties and other cautionary statements made herein, including, but not limited to: those relating to the proposed merger described in this press release, the potential benefits of the merger, including, without limitation, that the simplification of BFC’s corporate structure and/or the efficiencies expected to result from the merger may not be realized, the ability of the parties to satisfy all of the conditions to closing the merger, and the risk that the proposed transaction may not otherwise be consummated in accordance with the contemplated terms, or at all; and uncertainties related to BFC’s expectancy of paying regular quarterly cash dividends on its Common Stock, including that any such dividends are subject to declaration by BFC’s board of directors and may not be paid in the amount anticipated, when anticipated, or at all. In addition, some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which our subsidiaries operate, including the vacation ownership industry in which Bluegreen operates, and the investment, development, and asset management and real estate-related industries in which BBX Capital operates, while other factors apply more specifically to BFC. Risks and uncertainties include, without limitation, the risks and uncertainties affecting BFC and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and generate earnings, or long term growth, or for operations or investments to result in increased value; the performance of entities in which BFC and BBX Capital have made investments may not be profitable or their results as anticipated; BFC is dependent upon dividends from its subsidiaries to fund its operations; BFC’s subsidiaries may not be in a position to pay dividends or otherwise make a determination to pay dividends to its shareholders; dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments; any payment of dividends by a subsidiary of BFC is subject to declaration by such subsidiary’s board of directors or managers (which, in the case of BBX Capital, is comprised of a majority of independent directors under the listing standards of the NYSE) as well as the boards of directors of both BBX Capital and BFC in the case of dividend payments by Woodbridge; and dividend decisions may not be made in BFC’s interests; the risks relating to BFC’s goal of transitioning into a business platform with diverse activities, including that such goal may not be achieved when anticipated or at all; risks relating to the monetization of BBX Capital’s legacy portfolio; risks related to litigation and other legal proceedings involving BFC and its subsidiaries, including the legal and other professional fees and other costs and expenses of such proceedings, as well as the adverse impact of and expenses associated with litigation including the risk that the SEC may prevail in a new trial in connection with the action brought by the SEC against BBX Capital and Alan B. Levan. The Company’s investment in Woodbridge, which owns Bluegreen Corporation, exposes the Company to risks of Bluegreen’s business and its ability to pay dividends to Woodbridge, and risks inherent in the vacation ownership industry, including the risk that Bluegreen’s marketing expenses will increase; and the risk that Bluegreen may not be successful in increasing or expanding its capital-light business activities because of changes in economic conditions or otherwise, and such fee-based service activities may not be profitable, which would have an adverse impact on its results of operations and financial condition. In addition, with respect to BBX Capital, the risks and uncertainties include risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and contracts may not be completed on the terms provided in the contract or at all; risks relating to acquisitions of operating businesses, including integration risks, risks regarding achieving profitability, that new personnel will not be successful, foreign currency transaction risk, and the other risks and uncertainties described in BBX Capital’s financial results press release for the quarter ended September 30, 2016, BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2015, which are available to view on the SEC's website, www.sec.gov, and on BBX Capital's website, www.BBXCapital.com. Reference is also made to the risks and uncertainties detailed in reports filed by BFC with the SEC, including BFC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, and the “Risk Factors” section of BFC’s Annual Report on Form 10-K for the year ended December 31, 2015,  which may be viewed on the SEC’s website at www.sec.gov and on BFC’s website at www.BFCFinancial.com.  The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Further, this press release also contains information regarding the past performance of investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance. BFC cautions that the foregoing factors are not exclusive, and we do not undertake, and specifically disclaim any obligation, to update or supplement any forward-looking statements whether as a result of changes in circumstances, new information, subsequent events or otherwise.

The following supplemental table represents BFC’s Consolidating Statement of Operations for the three months ended September 30, 2016.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other (1)	Eliminations	Total
Revenues:
Sales of VOIs	$71,741	-	-	-	71,741
Fee-based sales commission revenue	59,383	-	-	-	59,383
Other fee-based services revenue	26,810	-	-	-	26,810
Trade sales	-	22,078	-	-	22,078
Interest income	22,698	1,321	-	(2,000)	22,019
Other revenue	-	6,305	-	(100)	6,205
Total revenues	180,632	29,704	-	(2,100)	208,236

Costs and Expenses:
Cost of sales of VOIs	5,827	-	-	-	5,827
Cost of other fee-based services	17,057	-	-	-	17,057
Cost of trade sales	-	16,674	-	-	16,674
Interest expense	8,409	(128)	3,236	(2,000)	9,517
Recoveries from loan losses	-	(10,944)	-	-	(10,944)
Recoveries of assets, net	-	(30)	-	-	(30)
Selling, general and administrative expenses	110,972	17,321	5,532	(241)	133,584
Total costs and expenses	142,265	22,893	8,768	(2,241)	171,685

Equity in earnings of Woodbridge Holdings, LLC	-	10,307	-	(10,307)	-
Equity in net earnings of unconsolidated real
estate joint ventures	-	4,480	(68)	68	4,480
Foreign exchange gain	-	5	-	-	5
Other (loss) income	511	-	1,088	(140)	1,459
Income (loss) before income taxes	38,878	21,603	(7,748)	(10,238)	42,495
(Provision) benefit for income taxes	(14,467)	(5)	98	(4,744)	(19,118)
Net income (loss)	$24,411	21,598	(7,650)	(14,982)	23,377
Less: Net income attributable to
noncontrolling interests	1,775	(101)	-	3,928	5,602
Net income (loss) attributable to BFC	$22,636	21,699	(7,650)	(18,910)	17,775

(1)	Includes interest expense associated with Woodbridge’s trust preferred securities (“TruP’s”), corporate overhead of BFC and Woodbridge, and BFC’s other income

The following supplemental table represents BFC’s Consolidating Statement of Operations for the three months ended September 30, 2015.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other (1)	Eliminations	Total
Revenues:
Sales of VOIs	$78,072	-	-	-	78,072
Fee-based sales commission	51,029	-	-	-	51,029
Other fee-based services revenue	24,785	-	-	-	24,785
Trade sales	-	21,537	-	-	21,537
Interest income	21,975	2,720	-	(2,000)	22,695
Other revenue	-	1,278	-	(105)	1,173
Total revenues	175,861	25,535	-	(2,105)	199,291

Costs and Expenses:
Cost of sales of VOIs	7,039	-	-	-	7,039
Cost of other fee-based services	14,797	-	-	-	14,797
Cost of sales	-	16,186	-	-	16,186
Interest expense	8,157	5	3,223	(2,124)	9,261
Recoveries from loan losses	-	(4,427)	-	-	(4,427)
Asset impairments	-	274	-	-	274
Selling, general and administrative expenses	104,773	20,401	7,173	(259)	132,088
Total costs and expenses	134,766	32,439	10,396	(2,383)	175,218

Equity earnings from Woodbridge Holdings, LLC	-	10,306	-	(10,306)	-
Equity loss from unconsolidated entities	-	(158)	(70)	70	(158)
Foreign exchange gain (loss)	-	(236)	-	-	(236)
Other income, net	936	-	565	(296)	1,205
Income (loss) before taxes	42,031	3,008	(9,901)	(10,254)	24,884
(Provision) benefit for income taxes	(15,048)	31	(2,543)	13,347	(4,213)
Net income (loss)	26,983	3,039	(12,444)	3,093	20,671
Less: Net income (loss) attributable to
noncontrolling interests	3,732	(77)	-	658	4,313
Net income (loss) attributable to BFC	$23,251	3,116	(12,444)	2,435	16,358

(1)	Includes interest expense associated with Woodbridge’s TruP’s, corporate overhead of BFC and Woodbridge, and BFC’s other income

The following supplemental table represents BFC’s Consolidating Statement of Operations for the nine months ended September 30, 2016.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other (1)	Eliminations	Total
Revenues:
Sales of VOIs	$196,653	-	-	-	196,653
Fee-based sales commission revenue	153,718	-	-	-	153,718
Other fee-based services revenue	78,421	-	-	-	78,421
Trade sales	-	64,290	-	-	64,290
Interest income	66,931	3,301	-	(6,000)	64,232
Other revenue	-	9,824	-	(298)	9,526
Total revenues	495,723	77,415	-	(6,298)	566,840

Costs and Expenses:
Cost of sales of VOIs	19,409	-	-	-	19,409
Cost of other fee-based services	48,644	-	-	-	48,644
Cost of trade sales	-	50,680	-	-	50,680
Interest expense	24,461	-	9,861	(6,000)	28,322
Recoveries from loan losses	-	(18,979)	-	-	(18,979)
Asset impairments	-	1,692	-	-	1,692
Selling, general and administrative expenses	316,506	53,022	19,053	(738)	387,843
Total costs and expenses	409,020	86,415	28,914	(6,738)	517,611

Equity in earnings of Woodbridge Holdings, LLC	-	22,101	-	(22,101)	-
Equity in net earnings of unconsolidated real
estate joint ventures	-	5,793	86	(86)	5,793
Foreign exchange gain	-	325	-	-	325
Other income	597	-	1,753	(439)	1,911
Income (loss) before income taxes	87,300	19,219	(27,075)	(22,186)	57,258
(Provision) benefit for income taxes	(31,342)	(5)	869	6,621	(23,857)
Net income (loss)	$55,958	19,214	(26,206)	(15,565)	33,401
Less: Net income attributable to
noncontrolling interests	6,578	14	-	3,308	9,900
Net income (loss) attributable to BFC	$49,380	19,200	(26,206)	(18,873)	23,501

(1)	Includes interest expense associated with Woodbridge’s TruP’s, corporate overhead of BFC and Woodbridge, and BFC’s other income

The following supplemental table represents BFC’s Consolidating Statement of Operations for the nine months ended September 30, 2015.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other (1)	Eliminations	Total
Revenues:
Sales of VOIs	$190,986	-	-	-	190,986
Fee-based sales commission revenue	131,603	-	-	-	131,603
Other fee-based services revenue	73,486	-	-	-	73,486
Trade sales	-	60,655	-	-	60,655
Interest income	62,290	5,628	-	(3,622)	64,296
Other revenue	-	19,576	-	(300)	19,276
Total revenues	458,365	85,859	-	(3,922)	540,302

Costs and Expenses:
Cost of sales of VOIs	19,286	-	-	-	19,286
Cost of other fee-based services	46,346	-	-	-	46,346
Cost of trade sales	-	44,216	-	-	44,216
Interest expense	26,426	193	7,205	(4,040)	29,784
Recoveries from loan losses, net	-	(14,856)	-	-	(14,856)
Recoveries of assets, net	-	(1,599)	-	-	(1,599)
Litigation settlement	-	-	36,500	-	36,500
Selling, general and administrative expenses	274,601	52,472	17,430	(770)	343,733
Total costs and expenses	366,659	80,426	61,135	(4,810)	503,410

Equity earnings from Woodbridge Holdings, LLC	-	5,941	-	(5,941)	-
Equity loss from unconsolidated entities	-	(753)	(195)	195	(753)
Foreign exchange gain (loss)	-	(635)	-	-	(635)
Other income, net	2,775	-	1,552	(907)	3,420
Income (loss) before taxes	94,481	9,986	(59,778)	(5,765)	38,924
(Provision) benefit for income taxes	(33,575)	250	72,928	37,928	77,531
Net income	60,906	10,236	13,150	32,163	116,455
Less: Net income attributable to
noncontrolling interests	9,343	1,948	-	2,625	13,916
Net income attributable to BFC	$51,563	8,288	13,150	29,538	102,539

(1)	Includes interest expense associated with Woodbridge’s TruP’s, corporate overhead of BFC and Woodbridge, and BFC’s other income 12

The following tables present Bluegreen’s EBITDA, defined below, for the three and nine months ended September 30, 2016 and 2015, as well as a reconciliation of EBITDA to net income (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net Income from Bluegreen	$24,411	26,983	55,958	60,906
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(2,051)	(2,004)	(6,106)	(3,641)
Interest expense	8,409	8,157	24,461	26,426
Interest expense on Receivable-Backed Debt	(4,463)	(4,847)	(14,211)	(15,481)
Provision for Income and Franchise Taxes	14,477	15,069	31,430	33,676
Depreciation and Amortization	2,407	2,289	7,132	6,781
EBITDA	$43,190	45,647	98,664	108,667

EBITDA is defined as earnings, or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), provision for income taxes and franchise taxes, and depreciation and amortization.  For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

The Company considers Bluegreen’s EBITDA to be an indicator of Bluegreen’s operating performance, and it is used to measure Bluegreen’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Woodbridge Holdings, LLC
Consolidated Statement of Financial Condition - Unaudited
(In thousands)

	As of September 30, 2016			As of December 31, 2015
		Woodbridge	Consolidated		Woodbridge	Consolidated
	Bluegreen	Parent only	Woodbridge	Bluegreen	Parent only	Woodbridge
Assets

Cash and cash equivalents	$124,523	628	125,151	115,524	520	116,044
Restricted cash	57,680	-	57,680	56,714	-	56,714
Notes receivable, net	424,533	-	424,533	415,598	-	415,598
Notes receivable from related parties	80,000	-	80,000	80,000	-	80,000
Inventory	227,688	-	227,688	220,211	-	220,211
Property and equipment, net	71,815	-	71,815	71,937	-	71,937
Intangible assets	61,806	-	61,806	61,977	-	61,977
Other assets	66,381	595	66,976	61,190	604	61,794
Total assets	$1,114,426	1,223	1,115,649	1,083,151	1,124	1,084,275

Liabilities and Equity

Accounts payable, accrued liabilities and other	87,211	(478)	86,733	84,717	(91)	84,626
Deferred income	36,946	-	36,946	28,847	-	28,847
Deferred tax liability, net	142,059	(1,798)	140,261	111,131	(929)	110,202
Receivable-backed notes payable - recourse	67,079	-	67,079	89,888	-	89,888
Receivable-backed notes payable - nonrecourse	341,291	-	341,291	314,024	-	314,024
Notes and mortgage notes payable	79,875	-	79,875	99,609	-	99,609
Junior subordinated debentures	68,677	83,299	151,976	67,255	83,230	150,485
Total liabilities	823,138	81,023	904,161	795,471	82,210	877,681

Stockholders' equity
Total Bluegreen Corporation shareholders' equity	248,863	(79,800)	169,063	244,483	(81,086)	163,397
Noncontrolling interest	42,425	-	42,425	43,197	-	43,197
Total equity	291,288	(79,800)	211,488	287,680	(81,086)	206,594
Total liabilities and equity	$1,114,426	1,223	1,115,649	1,083,151	1,124	1,084,275